UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2016 (December 26, 2016)

FRED’S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03. Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry into a Rights Agreement (as described below) is incorporated into this Item 1.01 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On December 26, 2016, the Board of Directors (the “Board”) of Fred’s, Inc., a Tennessee corporation (the “Company”), declared a dividend of one right (a “Right”) for each of the Company’s issued and outstanding shares of Class A Common Stock, no par value per share (“Common Stock”). The dividend will be paid to the shareholders of record at the close of business on January 5, 2017 (the “Record Date”). Each Right entitles the holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $100.00 (the “Exercise Price”), subject to certain adjustments. The description and terms of the Rights are set forth in the Rights Agreement dated as of December 26, 2016 (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agent”).

The Rights will not be exercisable until the earlier to occur of (i) the close of business on the 10th business day following a public announcement or filing that a person has, or a group of affiliated or associated persons or persons acting in concert have, become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons or persons acting in concert who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Company’s outstanding shares of Common Stock, subject to certain exceptions, or (ii) the close of business on the 10th business day (or such other date as may be determined by action of the Board prior to such time as any person or group of affiliated or associated persons or persons acting in concert become an Acquiring Person) after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Any existing shareholder or group that beneficially owns 10% or more of the Common Stock will be grandfathered at its current ownership level, but the Rights will become exercisable if at any time after the announcement of the Rights Agreement such shareholder or group increases its ownership of the Common Stock by one share or more. Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended, are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Common Stock are directly or indirectly held by counterparties to the derivatives contracts.

With respect to certificates representing shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof, and not by separate Rights Certificates, as described further below. With respect to book entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock. Until the earlier of the Distribution Date and the Expiration Date (as defined below), the transfer of any shares of Common Stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of Common Stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

The Rights, which are not exercisable until the Distribution Date, will expire at the earliest to occur of (i) the close of business on June 26, 2019; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; and (iv) the time at which the Rights are terminated upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board prior to any person becoming an Acquiring Person (the earliest of (i), (ii), (iii) and (iv) is referred to as the “Expiration Date”).

Each share of Preferred Stock will be entitled to receive, when, as and if declared, a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) 1,000 times the aggregate per share amount of all cash dividends declared per share of Common Stock, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared per share of Common Stock. Each share of Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Company. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.

The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights, options or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions.

In the event that, after a person or a group of affiliated or associated persons or persons acting in concert have become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, or 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights owned by an Acquiring Person) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the Exercise Price.

With certain exceptions, no adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the trading day immediately prior to the date of exercise.

At any time after any person or group of affiliated or associated persons or persons acting in concert become an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board, at its option, may exchange each Right (other than Rights owned by such person or group of affiliated or associated persons or persons acting in concert which will have become void) in whole or in part, at an exchange ratio of one share of Common Stock per outstanding Right (subject to adjustment).

At any time before any person or group of affiliated or associated persons or persons acting in concert become an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to certain adjustments) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

Immediately upon the action of the Board electing to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Board may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct inconsistent provisions, (c) alter time period provisions or (d) make additional changes to the Rights Agreement that the Board deems necessary or desirable. However, from and after any person or group of affiliated or associated persons or persons acting in concert become an Acquiring Person, the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights.

The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1.

The information set forth below under Item 5.03 regarding certain other amendments to the Bylaws of the Company is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 26, 2016, in connection with the adoption of the Rights Agreement, the Board approved Articles of Amendment to the Charter of the Company (the “Articles of Amendment”). The Articles of Amendment will be filed with the Secretary of State of the State of Tennessee. See the description in Item 1.01 (which incorporates by reference Item 3.03) of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Preferred Stock. The Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated herein by reference. The description of the Articles of Amendment herein does not purport to be complete and is qualified in its entirety by Exhibit 3.1.

On December 26, 2016, the Board amended and restated the Bylaws of the Company (the “Bylaws”). The Bylaws were effective immediately and include, among other things, the following changes (the “Amendments”):

•	Providing procedures relating to a special meeting requested by shareholders.

•	Providing for disclosure requirements for notices of director nominations and shareholder proposals.

•	Clarifying that the Board is entitled to set the record date for shareholder meetings.

•	Providing the Board with explicit authority to postpone or adjourn a shareholder meeting.

•	Clarifying the procedures relating to the appointment of the chairman of a meeting of shareholders and the powers of the chairman to conduct such a meeting.

•	Designating the United States District Court for the Western District of Tennessee (or if such court lacks jurisdiction, the Circuit or Chancery court for Shelby County, Tennessee) as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 27, 2016, the Company issued a press release announcing the adoption of the Rights Agreement, the declaration of the dividend of the Rights and the Amendments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Charter of Fred’s, Inc. dated December 26, 2016.

3.2	Amended and Restated Bylaws of Fred’s, Inc., dated December 26, 2016.

4.1	Rights Agreement dated as of December 26, 2016 between Fred’s, Inc. as the Company, and American Stock Transfer & Trust Company, LLC as Rights Agent.

99.1	Press Release of Fred’s, Inc., dated December 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S INC.

Date: December 27, 2016	By:	/s/ Rick J. Hans
	Name:	Rick J. Hans
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

3.1	Articles of Amendment to the Charter of Fred’s, Inc. dated December 26, 2016.

3.2	Amended and Restated Bylaws of Fred’s, Inc., dated December 26, 2016.

4.1	Rights Agreement dated as of December 26, 2016 between Fred’s, Inc. as the Company, and American Stock Transfer & Trust Company, LLC as Rights Agent.

99.1	Press Release of Fred’s, Inc., dated December 27, 2016.